Exhibit 99.1

Express Scripts Announces Tender Offers for Outstanding Debt Securities

ST. LOUIS, June 29, 2016 — Express Scripts Holding Company (NASDAQ: ESRX) (the “Company” or “Express Scripts”) today announced that it has commenced tender offers to purchase for cash the debt securities listed in the tables below (collectively, the “Securities” and each a “series”).

Any and All of the Outstanding Securities Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Hypothetical Total Consideration (2)(3)
2.650% senior notes due 2017(1)	30219GAD0	$1,500,000,000	0.625% UST due 02/15/17	FIT3	+35 bps	$1,011.11

Up to the Aggregate Maximum Tender Amount

for each of the Outstanding Securities Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	Aggregate Maximum Tender Amount	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (2)(4)	Hypothetical Total Consideration (2)(3)(4)
7.125% senior notes due 2018(5)	58405UAD4	$1,200,000,000	$450,000,000	0.625% UST due 06/30/18	FIT1	+70 bps	$30	$1,095.41
7.250% senior notes due 2019(6)	302182AE0	$500,000,000	$187,500,000	0.875% UST due 06/15/19	FIT1	+75 bps	$30	$1,164.51
6.125% senior notes due 2041(1)	30219GAG3	$700,000,000	$262,500,000	2.500% UST due 02/15/46	FIT1	+230 bps	$30	$1,231.53

(1)	Issuer: Express Scripts Holding Company
(2)	Per $1,000 principal amount.
(3)	Hypothetical Total Consideration (as defined below) calculated on the basis of pricing for the applicable U.S. Treasury Reference Security as of 2:00 p.m., New York City time, on June 28, 2016. The actual Total Consideration payable pursuant to the tender offers will be calculated and determined as set forth in the offer to purchase referenced below.
(4)	The Total Consideration for Maximum Tender Offer Notes validly tendered prior to or at the Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread (as defined below) and is inclusive of the Early Tender Payment.
(5)	Issuer: Medco Health Solutions, Inc. (“Medco”)
(6)	Issuer: Express Scripts, Inc.

The tender offers consist of offers on the terms and conditions set forth in the offer to purchase, dated June 29, 2016, and the related letter of transmittal and notice of guaranteed delivery (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”), including the offer to purchase for cash (i) any and all (the “Any and All Tender Offer”) of the 2.650% senior notes due 2017 listed in the first table above (the “Any and All Notes”), and (ii) up to an aggregate principal amount of the 7.125% senior notes due 2018, the 7.250% senior notes due 2019 and the 6.125% senior notes due 2041 listed in the second table above (collectively, the “Maximum Tender Offer Notes”) that will not result in an aggregate amount that all holders of any such series of Maximum Tender Offer Notes are entitled to receive, excluding accrued and unpaid interest, for their notes of such series that are validly tendered and accepted for purchase in the tender offer (each such tender offer, a “Maximum Tender Offer”) exceeding the applicable Aggregate Maximum Tender Amount set forth in the second table above. The Company refers investors to the Tender Offer Documents for the complete terms and conditions of the Any and All Tender Offer and Maximum Tender Offers.

The aggregate principal amount of a series of Maximum Tender Offer Notes accepted for purchase in the related Maximum Tender Offer will not exceed the Aggregate Maximum Tender Amount in respect of such Maximum Tender Offer. The Any and All Tender Offer will expire at 5:00 p.m., New York City time, on July 6, 2016, unless extended or earlier terminated (such time and date, as the same may be extended, the “Any and All Tender Expiration Date”). Holders of Any and All Notes must validly tender and not validly withdraw their Any and All Notes prior to or at the Any and All Tender Expiration Date to be eligible to receive the Total Consideration.

The Maximum Tender Offers will expire at 11:59 p.m., New York City time, on July 27, 2016, unless extended or earlier terminated (such date and time, as the same may be extended, the “Maximum Tender Expiration Date”). Holders of Maximum Tender Offer Notes must validly tender and not validly withdraw their Maximum Tender Offer Notes prior to or at 5:00 p.m., New York City time, on July 13, 2016, unless extended or earlier terminated (such date and time, as the same may be extended, the “Early Tender Date”) to be eligible to receive the Total Consideration, which is inclusive of an amount in cash equal to the amounts set forth in the second table above under the heading “Early Tender Payment” (the “Early Tender Payment”). Holders of Maximum Tender Offer Notes who validly tender their Maximum Tender Offer Notes after the Early Tender Date but prior to or at the Maximum Tender Expiration Date will be eligible to receive an amount equal to the Total Consideration minus the Early Tender Payment (the “Late Tender Offer Consideration”). The Early Tender Payment is not applicable to the Any and All Tender Offer.

All Maximum Tender Offer Notes tendered prior to or at the Early Tender Date will have priority over Maximum Tender Offer Notes tendered after the Early Tender Date. Subject to applicable law, the Company may increase or decrease any Aggregate Maximum Tender Amount in its sole discretion.

Any and All Notes may be validly withdrawn at any time prior to or at 5:00 p.m., New York City time, on July 6, 2016, unless such date and time is extended or earlier terminated by the Company, but not thereafter. Maximum Tender Offer Notes may be validly withdrawn at any time prior to or at 5:00 p.m., New York City time, on July 13, 2016, unless such date and time is extended or earlier terminated by the Company, but not thereafter.

The “Total Consideration” for each $1,000 principal amount of each series of Securities validly tendered and accepted for purchase pursuant to the applicable tender offers will be determined in the manner described in the Tender Offer Documents by reference to a fixed spread specified for such Securities (the “Fixed Spread”) specified in the tables above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified in the tables above at 2:00 p.m., New York City time, on July 6, 2016, in the case of the Any and All Tender Offer, and at 2:00 p.m., New York City time, on July 14, 2016, in the case of the Maximum Tender Offers, in each case unless extended or earlier terminated.

Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the date the Company makes payment for such Securities, which date is anticipated to be (i) July 7, 2016 (the “Any and All Settlement Date”), in the case of the Any and All Tender Offer, (ii) July 15, 2016 (the “Maximum Tender Early Settlement Date”), in the case of the Maximum Tender Offer Notes tendered prior to or at the Early Tender Date and accepted for purchase pursuant to a Maximum Tender Offer, and (iii) July 28, 2016 (the “Maximum Tender Final Settlement Date” and together with the Any and All Settlement Date and the Maximum Tender Early Settlement Date, the “Settlement Dates”), in the case of the Maximum Tender Offer Notes tendered after the Early Tender Date and accepted for purchase pursuant to the Maximum Tender Offer. For the avoidance of doubt, the Company intends to make payment on Any and All Notes tendered by the guaranteed delivery procedures on July 11, 2016, but accrued interest will cease to accrue on the Any and All Settlement Date for all Any and All Notes accepted in the Any and All Tender Offer, including those tendered by the guaranteed delivery procedures.

Following the expiration of the Any and All Tender Offer, the Company intends to redeem Any and All Notes that are not tendered and accepted in the Any and All Tender Offer in accordance with the indenture governing the Any and All Notes. We may also seek to redeem or repay any of our other outstanding indebtedness, including our existing term loan facilities and other senior notes. As of the date of this Offer to Purchase, we are not obligated to undertake any such redemption or repayment under the documentation governing such indebtedness.

The tender offers are subject to the satisfaction or waiver of certain conditions, including a financing condition, specified in the Tender Offer Documents but the tender offers are not subject to minimum tender conditions.

Information Relating to the Tender Offers

The Tender Offer Documents for all of the Securities are being distributed to holders beginning today. BofA Merrill Lynch, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are the lead dealer managers for the tender offers. Investors with questions regarding the tender offers may contact BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect), Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 325-2476 (collect). Global Bondholder Services Corporation is the tender and information agent for the tender offers and can be contacted at (866) 470-3900 (toll-free) or (212) 430-3774 (collect).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities and the tender offers do not constitute offers to buy or the solicitation of offers to sell Securities in any jurisdiction or in any circumstances in which such offers or solicitations are unlawful. The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials incorporated by reference therein, because they will contain important information. The Tender Offer Documents may be downloaded from Global Bondholder Services Corporation’s website at http://www.gbsc-usa.com/Express-Scripts or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (866) 470-3900 (bankers and brokers can call collect at (212) 430-3774).

The Company is not obligated to redeem Securities that are not tendered and accepted in the Any and All Tender Offer, and there can be no assurance it will do so. The statements of intent herein shall not constitute a notice of redemption under the applicable indenture. Any such notice, if made, will only be made in accordance with the provisions of the applicable indenture.

About Express Scripts

Express Scripts puts medicine within reach of tens of millions of people by aligning with plan sponsors, taking bold action and delivering patient-centered care to make better health more affordable and accessible.

Headquartered in St. Louis, Express Scripts provides integrated pharmacy benefit management services, including network-pharmacy claims processing, home delivery pharmacy care, specialty pharmacy care, specialty benefit management, benefit-design consultation, drug utilization review, formulary management, and medical and drug data analysis services. Express Scripts also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services.

For more information, visit Lab.Express-Scripts.com or follow @ExpressScripts on Twitter.

SAFE HARBOR STATEMENT

This press release may contain forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial or otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 25, 2016, and Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 16, 2016. A copy of these documents can be found at the Investor Information section of Express Scripts’ web site at http://www.express-scripts.com/corporate.

The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT: Eric Slusser, Chief Financial Officer, Ben Bier, Vice President, Investor Relations, (314) 810-3115, investor.relations@express-scripts.com

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